Exhibit 99.2

PHH Corporation Investor Presentation Transformation Initiative Tuesday, February 16, 2010 Exhibit 99.2

Important Disclosures Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "projects," "estimates," "plans," "potential," "may increase," "may result," "will result," "may fluctuate," "run rate," "outlook," and similar expressions or future or conditional verbs such as "will," "should," "would," "may" and "could" are generally forward-looking in nature and not historical facts. Certain factors that could cause actual results, performance or achievements to differ materially from those expressed in such forward-looking statements are described under the headings "Cautionary Note Regarding Forward-Looking Statements" and "Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors are cautioned not to place undue reliance on any forward-looking statements. Except for our ongoing obligations to disclose material information under the federal securities laws and applicable stock exchange listing standards and unless otherwise required by applicable law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Speaker Jerry Selitto, President and Chief Executive Officer

Transforming PHH Increase shareholder value by improving efficiencies in our business and operating platforms while ensuring the highest quality service to customers PHH has not delivered maximum shareholder value Operating in highly competitive markets Need to fundamentally and permanently change our business and operating platforms Goal Rationale

Transformation approach Aggressive action to ensure that every part of PHH is more successful, profitable, flexible and tightly attuned to the needs of our customers Reviewing every process, product and client touch point for improvement Eliminate inefficiencies and redundancies Match our competitive strengths with the strongest opportunities in the market Ensure that we are always delivering the products and services that our clients value

Key questions about transformation 1. What is the financial goal? 2. How achievable is the goal? 3. How is the transformation expected to impact 2010 pre-tax earnings?

7 Annualized expense baseline for the program is $930 million Reported expenses 9 months ending Sep 30, 2009 $ million 1. Multiplied reported amount by a factor of 12/9 SOURCE: PHH Form 10Q 9-30-09, page 5 Total expenses Depreciation on operating leases Fleet interest expense 962 20 72 Other depreciation and amortization Expenses less depreciation and amortization and fleet interest expense Annualized 1 ~930

Annualized expense reduction goal is at least 17% of targeted expenses $ million Annualized expense baseline from page 7 Certain Operating Expenses 155 Annualized Expense Baseline1 930 Targeted Expenses 570 } 100-120 Other 15 Foreclosure Costs Foreclosure Costs 80 Certain Subsidiary Expenses 110 At least 17% reduction in targeted expenses To be reviewed

Validating process improvement initiatives using the SMART criteria along all five dimensions Specific Smart: Bottoms-up estimation of opportunity Not Smart: Top-down estimation of opportunity Measurable Smart: Agreed baseline and clear process to reconcile current vs. historic results Not Smart: Debated baseline and/or unclear process to reconcile current vs. historic results Actionable Smart: Stakeholders aligned and ready to take action Not Smart: Stakeholders not yet aligned Realistic Smart: High level of certainty around implementation Not Smart: Uncertainty remains around implementation Time bound Smart: Start and end dates and milestones clearly defined Not Smart: Dates and/or milestones not yet clearly defined S M A R T

At least $100 million of potential expense savings validated through the SMART criteria

Identified and validated potential savings


General and administrative
~$50 MM
Mortgage Platform
~$40 MM
Fleet Platform
~$10 MM
Total identified and validated savings
~$100 MM

Example initiatives

- Increase process efficiency across back office functions and transactional processes by 15%-20% using Six Sigma principles
- Eliminate non-value added activities
- Leverage automation across all support processes

- Significantly reduce touch points in mortgage production to result in improved customer experience
- Leverage technology to improve efficiency in early and late stage delinquency management

- Expand process improvement program to all the major processes at Fleet
- Develop technology solutions to enhance the customer experience and reduce inefficiencies (e.g., new web and phone-enabled technology simplifying driver access to services)

10
PHH

M Estimated incremental pre-tax earnings impact (net of investments) of the transformation Q3 10 Q2 10 Q4 10 Q1 10 $40 MM Total FY 2010 Contribution to pre-tax earnings beginning in Q2 Total FY 2011 $100 MM Program expected to increase pre-tax earnings by at least $40 million in 2010

Transformation will make PHH more flexible Savings from transformation should allow PHH to: Improve and sustain returns across business cycles, by offsetting potential declines in earnings driven by increasing rates or decreasing originations Respond promptly to emerging opportunities Invest in technology to respond to shifting client needs Continually refine business processes to enhance the customer experience Leading to improved shareholder value

% Our current plans target ROE improvement of 4 to 5 percentage points in 2011 Targeted program increase in ROE1 Percentage points 1 Given a 40% tax rate and $1.4 B of equity ROE increase 5% 4% Additional $20 MM savings ROE impact of $100 MM cost savings ROE impact of $100 MM cost savings ROE impact of $100 MM cost savings

Q&A Questions and Answers